UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 23, 2010

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On or about August 6, 2010, Cell Therapeutics, Inc. (the “Company”) furnished or otherwise made available to shareholders its proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Daylight Time (PDT) on Thursday, September 16, 2010, at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, USA. At the Annual Meeting, shareholders are being asked, among other things, to vote on a proposal to approve an amendment to the Company’s 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), to increase the number of shares available for issuance under the 2007 Equity Plan by 45,000,000 shares (which is identified in the Proxy Statement as Proposal 3). In order to facilitate shareholder approval of the amendment to the 2007 Equity Plan, the Company is revising its proposed amendment to the 2007 Equity Plan to reduce the proposed increase in the number of shares subject to the 2007 Equity Plan from 45,000,000 shares to 40,000,000 shares. The reduced proposal of 40,000,000 shares conforms to the proposal that was presented to shareholders at the Company’s Special Meeting of Shareholders, which was adjourned on June 29, 2010. The Company’s Board of Directors approved the reduction in the proposed share increase on August 23, 2010. All other terms of the 2007 Equity Plan will remain as described in the Proxy Statement.

A copy of the 2007 Equity Plan, as further amended, marked to show the proposed amendment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description

99.1	Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated, marked to show the proposed amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: August 24, 2010	By:	/S/ JAMES A. BIANCO, M.D.
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated, marked to show the proposed amendment.